Commission Agreement
                                  #N 17/914-13

Almaty                                                               07.03, 1998
                                                                     -----

Export-Import Firm of Munay-Impex hereinafter referred to as the Firm in the person of the General Director Mr. A. D. Esenzhanov acting on the basis of the Charter on the one side and Karakudukmunay Inc. hereinafter referred to as the Enterprise in the person of the General Directors Mr. N.D. Klinchev and Mr. Jay McGee acting on the basis of the Articles of Association on the other side together hereinafter referred to as the Parties have concluded this Agreement as follows:

                           1. SUBJECT OF THE AGREEMENT

1.1. The Firm shall, on its behalf and by order of the Enterprise, to export crude oil belonging to the Enterprise (hereinafter referred to as the Commodities) to both the CIS and other countries in batches in the amount up to 100,000 (one hundred thousand) metric tons according to the schedule of shipment of Kazakstan oil during the year of 1998.

1.2. Price and date of payment of each batch of the Commodities will be specified in the Exhibits hereto.

                          2. OBLIGATIONS OF THE PARTIES

2.1.     The Firm shall:

     -    independently  conclude contracts with the Buyer on exportation of the oil;
     - accept the Commodities as specified in Article 1.1. and carry out its export transportation according to the terms of delivery and conditions of the contract;
     -    obtain a passport of the export transaction;
     -    obtain a certificate of origin of the Commodities;
     -    execute customs declaration of the Commodities;
     - deliver the indicated Commodities to the Buyer up to the loading point stipulated in the contract with allowance made for losses during transportation of the Commodities;
     - control over the Buyer's fulfillment of the terms and conditions of the contract;
     - carry out all necessary settlement with the Buyer and transportation organizations on its behalf;
     - return the currency received for the sold oil to the Enterprise at the average weighted exchange rate of Almaty Financial Instruments Exchange (AFINEX) effective on the date preceding the date of wire-transferring the money minus the bank's commission;
     - provide the Enterprise with information concerning the status of fulfillment of this Agreement;


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     -    during  the  period  of  effect  of  this  Agreement  fulfill  all its provisions, as well as any other terms and conditions agreed upon with the Enterprise.

2.2.     The Enterprise shall:

     -    provide  the Firm with the  Commodities  in the  amount  specified  in
          Article 1.1. hereof.
     - to reimburse the Firm for all costs incurred connected with the accomplishment of the Enterprise's order subject to presentation of confirming documents;
     - upon accomplishment of the order, pay the Firm compensation for the services rendered;
     - make all necessary settlements with the budget concerning excise taxes, VAT and other obligatory payments;
     - during the period of effect of this Agreement fulfill all its provisions, as well as any other terms and conditions agreed upon with the Firm.

                           3. COMPENSATION OF THE FIRM

3.1. Commission rate of the Firm under this Agreement is equal to: including the VAT (20%) 1.5% of the contract price of each supplied batch of Commodities.

                              4. PAYMENT PROCEDURE

4.1. Upon receiving the money from the Buyer for the Commodities sold, the Firm shall compensate the following costs at the Enterprise's expense:

     -    transportation and forwarding costs;
     -    bank fees;
     -    cost of obtaining the  certificate  of origin of the  Commodities;
     -    cost of execution of customs declaration of the Commodities;
     -    other obligatory payments, if such occur;
     -    the Firm's commission according to Article 3.1;
     - the balance shall be transferred to the Enterprise's account within three bank days.

                                   5. QUALITY

5.1. Quality of the Commodities shall be in compliance with the oil supplied by the Western affiliate of KazTransOil to Samara.

                       6. TERM AND CONDITIONS OF SHIPMENT

6.1. The Commodities indicated in Article 1.1. shall be supplied by the Enterprise to the Western affiliate of KazTransOil before the beginning of the month of the shipment.



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6.2.     The Firm shall have the right to supply  the  Commodities  to the Buyer with an admissible deviation of +/- 10% from the quantity previously agreed upon by the parties.

6.3. The Firm shall supply the Commodities in 1998 in batches not less than 5-10 thousand tons.

6.4. Date of the last acceptance-delivery certificate of a batch of Commodities at the point of transfer to the Buyer shall be considered to be the date of shipment of that batch.

                7. RIGHT OF OWNERSHIP AND RISK OF ACCIDENTAL LOSS

7.1. The right of ownership to the Commodities sold under this Agreement shall be passed on to the Buyer upon transferring the Commodities and the shipment documents according to the terms of delivery.

                             8. LEGAL RESPONSIBILITY

8.1. In the case of delay in supply of the Commodities through the Enterprise's fault and charging a penalty by the Buyer because of that, the Enterprise shall pay this penalty. The Enterprise shall have no right to require the Firm to pay that penalty.

8.2. If charging a penalty or reimbursement of a loss takes place through the Firm's fault, such expenses shall be incurred by the Firm.

8.3. Payment of the penalty and reimbursement of the loss shall not release the Parties from fulfillment of their obligations hereunder.

8.4. Reimbursement of the loss shall be made by the guilty party in part not covered by the penalty.

                            9. TERM OF THE AGREEMENT

9.1. This Agreement shall become effective upon its signing and extend until the full and complete settlement with the Enterprise for the whole volume of the Commodities supplied.

9.2. This Agreement may be terminated (except non-payment of any sum due hereunder) within 30 days of sending a written notification by one of the Parties.

                                10. FORCE-MAJEURE

10.1. The Parties shall be released from liability for their partial or full non-fulfillment of obligations under this Agreement (except non-payment of any sum due hereunder) if this non-fulfillment is caused by force-majeure circumstances that the Parties could


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         neither foresee, nor prevent by any reasonable actions, namely: acts of
         God, fire, flood, ice conditions or other calamities, military actions of any character, blockade, prohibition of export, pipeline emergency, etc.

10.2. The Party for which an impossibility of fulfillment of its obligation under this Agreement arose due to the circumstances specified in
         Article 10.1. shall immediately inform the other Party of that in writing. In such a case, representatives of the Parties shall in the shortest possible time agree upon the course of actions to be undertaken by the Parties.

10.3. If the above circumstances prevent normal fulfillment of the obligations hereunder for more than six months beginning from the date of their emergence, the Party for which an impossibility to fulfill its obligations exists, may refuse to execute this Agreement further on. In such a case, the Parties shall make mutual settlements connected with fulfillment of their obligations hereunder as of the date of emergence of the force- majeure circumstances.

10.4. Reports issued by the Chamber of Commerce of the country in which the force- majeure circumstances happened shall be considered an adequate proof of existence of such circumstances.

          11. DISPUTES AND DISAGREEMENTS, PROCEDURE OF THEIR RESOLUTION

11.1. Any disputes or disagreement incidental to this Agreement shall be resolved through an amicable agreement.

11.2. In the case, when the Parties fail to reach an agreement on a dispute question, such questions shall be submitted to the Board for economic cases of Almaty municipal court.

11.3. Any relations between the Parties incidental to this Agreement shall be governed by the civil laws of the Republic of Kazakstan.

                         12. OTHER TERMS AND CONDITIONS

12.1. Neither of the Parties has the right to assign any of its rights or obligations under this Agreement to any third parties without a written agreement of the other Party thereupon.

12.2. Any alterations or amendments to this Agreement shall be deemed valid only if executed in writing and signed by authorized representatives of the Parties. Facsimile communication may be used for signing the above mentioned alterations and amendments.



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12.3.    Upon  signing  this  Agreement  any  previous  oral   negotiations  and
         correspondence relating to the Agreement shall have no legal force.

12.4. Any correspondence relating to this Agreement shall be in the Russian language.

12.5. On any matters not stipulated in this Agreements the relations between the Parties shall be governed by the effective laws of the Republic of Kazakstan.

12.6. The Parties shall guarantee their observance of confidentiality and take all necessary measures to prevent divulging documents or information obtained under this Agreement or their disclosure to any third parties without agreement of both the Parties thereupon.

12.7. This Agreement has been signed in 2 (two) authentic copies, 1 (one) copy for each of the Parties, with both the copies having equal legal force.

           13. LEGAL ADDRESSES AND PAYMENT INSTRUCTIONS OF THE PARTIES

             FIRM:                                      ENTERPRISE:
         Munay-Impex                            Karakudukmunay Inc.

480009,31-a, Gagarin str., Almaty               466200,82, District 3, Aktau
Tel.: (3272) 414391, fax 412252                 Mangistau oblast
RNN 600900039944                                Tel,: (32192) 513975, fax 518336
Bank instructions:                              RNN 430600001175
Almaty Commercial-Financial Bank, Almaty        Bank instructions:
Tenge account #200901                           Neftebank, Aktau
MFO 190501956                                   Tenge account #609614
                                                MFO 192901705

              FIRM                                      ENTERPRISE



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